Exhibit 99.1

EXCO RESOURCES, INC.
ACQUIRED CHESAPEAKE OIL AND NATURAL GAS PROPERTIES
Statements of Revenues and Direct Operating Expenses
Years Ended December 31, 2012, 2011 and 2010, and
Six Months Ended June 30, 2013 and 2012
(With Independent Auditors’ Report Thereon)

Independent Auditor's Report

The Board of Directors and Stockholders
EXCO Resources, Inc.:

Report on the Financial Statements

We have audited the accompanying statements of revenue and direct operating expenses of EXCO Resources, Inc.'s Acquired Chesapeake Oil and Natural Gas Properties (the Properties) for the years ended December 31, 2012, 2011, and 2010.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expense that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our Responsibility is to express an opinion on these statements of revenue and direct operating expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expense are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenues and direct operating expenses. The procedures selected depend on the auditors' judgment, including assessment of the risks of material misstatement of the financial statements, whether due fraud or error. In making those risk assessments, the auditor considers the internal control relevant to the entity's preparation and fair presentation of the statements of revenues and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting polices used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenue and direct operating expenses.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying statements of revenues and direct operating expenses referred to above were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements of revenues and direct operating expense are not intended to be a complete presentation of the operations of the Properties.

Opinion

In our opinion, the statements of revenues and direct operating expense referred to above present fairly in all material respects, the revenues and direct operating expenses of EXCO Resources, Inc.'s Acquired Chesapeake Oil and Natural Gas Properties for the years ended December 31, 2012, 2011, and 2010, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Dallas, TX
September  20, 2013

EXCO Resources, Inc.
Acquired Chesapeake Oil and Natural Gas Properties
Statements of Revenues and Direct Operating Expenses
Years ended December 31, 2012, 2011 and 2010, and
Six Months Ended June 30, 2013 and 2012

	Six Months Ended June 30,		Year Ended December 31,
(amounts in thousands)	2013	2012	2012	2011	2010
Revenues	(Unaudited)	(Unaudited)
Oil and natural gas revenues	$130,446	$63,573	$168,677	$101,344	$66,687

Direct operating expenses:
Lease operating expenses	20,098	11,435	28,173	8,600	4,150
Severance and ad valorem taxes	5,086	4,386	9,216	3,204	1,294
Total direct operating expenses	25,184	15,821	37,389	11,804	5,444
Excess of revenues over direct operating expenses	$105,262	$47,752	$131,288	$89,540	$61,243
See accompanying notes to statements of revenues and direct operating expenses.

EXCO Resources, Inc.
Acquired Chesapeake Oil and Natural Gas Properties
Notes to Statements of Revenues and Direct Operating Expenses
Years Ended December 31, 2012, 2011 and 2010, and
Six Months Ended June 30, 2013 and 2012
Note 1. Basis of Presentation
The accompanying historical statements of revenues and direct operating expenses present the revenues less direct operating expenses of the assets ("Chesapeake Properties") acquired by EXCO Resources, Inc. ("EXCO") from subsidiaries of Chesapeake Energy Corporation ("Chesapeake").
On July 2, 2013, we entered into definitive agreements to acquire producing and undeveloped oil and natural gas assets in the Haynesville and Eagle Ford shale formations for an aggregate purchase price of approximately $1.0 billion, subject to customary preliminary purchase price adjustments, from Chesapeake. We closed the acquisition of the Haynesville assets on July 12, 2013 for a purchase price of $288.2 million, after customary preliminary purchase price adjustments. The acquisition included certain producing wells and non-producing oil, natural gas and mineral leases located in our core Haynesville shale operating area in Caddo Parish and DeSoto Parish, Louisiana. These properties included Chesapeake's non-operated interests in 170 wells operated by EXCO on approximately 5,600 net acres, and operated interests in 11 producing wells on approximately 4,000 net acres.
We closed the acquisition of the Eagle Ford assets on July 31, 2013 for a purchase price of $685.3 million, after customary preliminary purchase price adjustments. The acquisition included certain producing wells and non-producing oil, natural gas and mineral leases in the Eagle Ford shale in the counties of Zavala, Dimmit, La Salle and Frio in South Texas. These properties include operated interests in 120 wells on approximately 55,000 net acres. In connection with closing the acquisition of the Eagle Ford assets, we sold an undivided 50% interest in the undeveloped acreage we acquired to affiliates of Kohlberg Kravis Roberts & Co. L.P. for approximately $130.9 million, after preliminary closing adjustments. The undeveloped acreage did not include any operations that would impact the statements of revenues and direct operating expenses.
The historical statements of revenues and direct operating expenses of the Chesapeake Properties are presented in order to comply with the rules and regulations of the Securities and Exchange Commission ("SEC"), for businesses acquired. These statements were prepared from the historical accounting records of Chesapeake.
Since separate historical financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), have never been prepared for the Chesapeake Properties, certain indirect expenses, as further described in Note 4. Excluded Expenses, were not allocated to the Chesapeake Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and would not be indicative of the performance of the properties on a stand-alone basis. Accordingly, the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X (balance sheet, income statement, cash flow and statement of stockholders’ equity) prepared in accordance GAAP are not presented and these statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, stockholders’ equity and cash flows of the Chesapeake Properties and are not necessarily indicative of the results of operations for the Chesapeake Properties going forward.

Note 2. Significant Accounting Policies
Use of Estimates
GAAP requires management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct operating expenses. Actual results could be different from those estimates.
Revenue Recognition
Oil and natural gas revenues reflect the sales method using the accrual basis of accounting. Under the sales method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. There were no significant imbalances with other revenue interest owners attributable to the Chesapeake Properties during any of the periods presented in these statements. The oil and natural gas of the Chesapeake properties was sold at the wellhead and the price collected was net of the gathering and treating expenses incurred by the purchaser. Therefore, the oil and natural gas revenues for the Chesapeake Properties are presented net of gathering and treating expenses.

Direct Operating Expenses
Direct operating expenses are recognized on an accrual basis and consist of direct expenses of operating the Chesapeake Properties. The direct operating expenses include lease operating expenses and production and other tax expenses.

•
Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and natural gas production activities.

•	Production and other taxes consist of severance and ad valorem taxes.

Note 3. Contingencies
The activities of the Chesapeake Properties are subject to potential claims and litigation in the normal course of operations. EXCO management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the Chesapeake Properties.

Note 4. Excluded Expenses
The Chesapeake Properties were part of larger organizations prior to the acquisition where indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Chesapeake Properties and have therefore been excluded from the accompanying statements of revenues and direct operating expenses. In addition, such indirect expenses are not indicative of costs which would have been incurred by the Chesapeake Properties on a stand-alone basis.
Also, depreciation, depletion, amortization and accretion of discounts attributable to asset retirement obligations have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not necessarily be indicative of those expenses which would have been incurred based on the amounts to be allocated to the oil and natural gas properties in connection with the acquisition of the Chesapeake Properties.

Note 5. Related Parties
EXCO has an equity investment in TGGT Holdings, LLC ("TGGT"), which provides gathering and treating services to certain Chesapeake Properties. For the twelve months ended December 31, 2012, 2011 and 2010, the Chesapeake Properties incurred $14.6 million, $8.0 million and $2.9 million, respectively, in gathering and treating fees from TGGT. For the six months ended June 30, 2013 and 2012, the Chesapeake Properties incurred $7.0 million and $7.4 million, respectively, in gathering and treating fees from TGGT.

Note 6. Subsequent events
We have evaluated subsequent events until the date of issuance of our statements of revenue and direct operating expenses on September 20, 2013, and are not aware of any events that would require adjustments to or disclosures in the statements of revenues and direct operating expenses.

Note 7. Supplemental Information Relating to Oil and Natural Gas Producing Activities (Unaudited)
The following supplemental information regarding the oil and natural gas producing activities of the Chesapeake Properties is presented pursuant to the disclosure requirements promulgated by the SEC and FASB Accounting Standards Codification Topic 932, Extractive Activities - Oil and Gas.
Estimated Quantities of Proved Reserves
Set forth below is a summary of the net quantities of oil, natural gas, and natural gas liquid ("NGL") reserves attributable to the Chesapeake Properties purchased by EXCO. The December 31, 2012 quantities were estimated by Chesapeake's internal reserve engineering department. The December 31, 2011, 2010 and 2009 Chesapeake Properties' reserves have been derived by adding back reserve quantities produced, extensions and discoveries, and purchases of proved reserves. The Chesapeake Properties reserves as of December 31, 2011, 2010 and 2009 were estimated in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with the guidelines of the SEC as of each date is not available. The Chesapeake Properties were previously part of larger organizations and the properties' reserves have never been separately audited nor have the properties' reserves and specific changes in the standardized measure been prepared on a stand-alone basis.

	Oil (Mbbls)	Natural Gas (Mmcf)	NGLs (Mbbls)	Mmcfe (1)
January 1, 2010	—	30,724	—	30,724
Production	(83)	(17,675)	—	(18,171)
Extensions and discoveries	730	62,374	84	67,258
Purchases of proved reserves in place	100	38	—	636
December 31, 2010	747	75,461	84	80,447
Production	(274)	(26,483)	(5)	(28,160)
Extensions and discoveries	2,027	93,176	340	107,379
Purchases of proved reserves in place	—	—	—	—
December 31, 2011	2,500	142,154	419	159,666
Production	(1,157)	(38,967)	(84)	(46,414)
Extensions and discoveries	8,396	32,867	252	84,754
Purchases of proved reserves in place	—	—	—	—
December 31, 2012	9,739	136,054	587	198,006

December 31, 2010:
Proved developed reserves	747	75,461	84	80,447
Proved undeveloped reserves	—	—	—	—
Total proved reserves	747	75,461	84	80,447
December 31, 2011:
Proved developed reserves	2,500	142,154	419	159,666
Proved undeveloped reserves	—	—	—	—
Total proved reserves	2,500	142,154	419	159,666
December 31, 2012:
Proved developed reserves	7,712	135,143	551	184,719
Proved undeveloped reserves	2,027	911	36	13,287
Total proved reserves	9,739	136,054	587	198,006

(1)	Mcfe - one thousand cubic feet equivalent calculated by converting one Bbl of oil or NGLs to six Mcf of natural gas.
Standardized Measure of Discounted Future Net Cash Flows
Summarized below is the Standardized Measure related to the Chesapeake Properties' proved oil and natural gas reserves. The following summary is based on a valuation of proved reserves using discounted cash flows based on metrics as prescribed by the SEC using a 10% discount rate. Estimated future cash inflows as of December 31, 2012 were estimated by applying the reference prices of oil, natural gas and NGLs to the estimated future production of proved oil and natural gas reserves estimated by Chesapeake. The reference prices at December 31, 2012 used in the computation were $94.84 per Bbl of oil, $2.76 per Mmbtu of natural gas, and $24.03 per Bbl of NGLs. In each case, the prices were adjusted for historical differentials. These prices reflect the SEC rules requiring the use of simple average of the first day of the month price for the previous 12 month period for natural gas at Henry Hub, West Texas Intermediate crude oil at Cushing, Oklahoma, and the realized prices for NGLs net of gathering and transportation costs.
Future development and production costs as of December 31, 2012 were estimated based on actual production costs incurred during 2012 and current costs to be incurred for development of proved reserves, assuming continuation of existing economic conditions. The 10% annual discount is applied to reflect the timing of the future net cash flows. The standardized measure of discounted future net cash flows is the future net cash flows less the computed discounts. The standardized measure of discounted future net cash flows for the years ended December 31, 2011 and 2010, and January 1, 2010 have been derived by adding actual sales, production costs, extensions and discoveries, and purchases of proved reserves during the subsequent years.
Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of our oil and natural gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise. Income taxes have been excluded from these calculations as the properties were not directly subject to income taxes.

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil and natural gas for the periods indicated.

(amounts in thousands)

Year ended December 31, 2010
Estimated future cash inflows	$219,012
Future development costs	—
Future production costs	(63,691)

Future net cash flows	155,321
Discount of future net cash flows at 10%	(61,554)

Standardized measure of discounted future net cash flows	$93,767

Year ended December 31, 2011
Estimated future cash inflows	$457,760
Future development costs	—
Future production costs	(143,104)

Future net cash flows	314,656
Discount of future net cash flows at 10%	(121,537)

Standardized measure of discounted future net cash flows	$193,119

Year ended December 31, 2012
Estimated future cash inflows	$1,147,180
Future development costs	(58,419)
Future production costs	(315,735)

Future net cash flows	773,026
Discount of future net cash flows at 10%	(361,750)

Standardized measure of discounted future net cash flows	$411,276

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves attributable to the Chesapeake Properties for the periods indicated.

(amounts in thousands)	December 31, 2012	December 31, 2011	December 31, 2010
Standardized measure - beginning of year	$193,119	$93,767	$26,393
Sales and transfers of oil and natural gas produced (net of production costs)	(131,288)	(89,540)	(61,243)
Extensions and discoveries, net of future development and production costs	330,133	179,515	123,511
Purchase of reserves in place	—	—	2,467
Accretion of discount	19,312	9,377	2,639
Change for the year	218,157	99,352	67,374
Standardized measure - end of year	$411,276	$193,119	$93,767